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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2003

EME HOMER CITY GENERATION L.P
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	333-92047-03	33-0826938
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1750 Power Plant Road
Homer City, Pennsylvania 15748
(Address of principal executive offices, including zip code)

(724) 479-9011
(Registrant's telephone number, including area code)

Items 1 through 4 and 6 through 11 are not included because they are not applicable.

This current report includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events based upon knowledge of facts as of the date of this current report and our assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside our control. We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5.    Other Events.

Moody's Downgrade

        On May 14, 2003, Moody's Investors Service downgraded the credit rating of the pass-through bonds related to the sale-leaseback of the Homer City facilities (to Ba2 from Baa3). Moody's also lowered its credit rating on EME Homer City Generation L.P.'s (EME Homer City's) indirect parent, Edison Mission Energy (EME) (senior unsecured to B2 from Ba3). The ratings are no longer under review for possible further downgrade. The outlook is stable for the rating of the pass-through bonds, and negative for the rating of EME. These ratings actions do not trigger any defaults or prepayment obligations of EME Homer City.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EME HOMER CITY GENERATION L.P. (REGISTRANT)
By:	Mission Energy Westside Inc., as General Partner
By:	/s/ Kevin M. Smith Kevin M. Smith Director, Vice President and Treasurer
Date:	May 14, 2003

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SIGNATURE